Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jessica Miller	Heidi Flaherty
Advent Software, Inc.	Advent Software, Inc.
(415) 645-1668	(415) 645-1145
jmiller@advent.com	flaherty@advent.com

Advent Software Announces 2009 First Quarter Results

Company Achieves Strong Quarterly Revenue of $73 Million, GAAP EPS of $0.24 and Non-GAAP EPS of $0.38

SAN FRANCISCO — April 28, 2009 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the first quarter ended March 31, 2009.

“Advent is pleased to report strong first quarter results, reflecting the resilience of our financial model, our portfolio of market leading products, and our strong global execution capabilities.  We believe that the current market environment, while challenging, represents an opportunity for Advent to strengthen our competitive position through investing in product development, expanding our addressable market and extending our footprint with existing and new customers worldwide,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent.

Added Ms. DiMarco, “Advent has a proven track record of providing mission-critical solutions that deliver increased operational efficiency, compliance, transparency and reduced risk.  These benefits are important in a good economic environment, and are even more compelling in a difficult one.  We believe the market opportunity for Advent is large, and that we will continue to strengthen our leadership position.”

GAAP RESULTS

The Company reported revenue of $72.8 million for the first quarter of 2009, compared to $61.5 million in the first quarter of 2008, an 18% increase.

Income from operations for the first quarter of 2009 was $9.9 million, or 14% of revenue, which represented an increase of 165% compared with $3.7 million, or 6% of revenue, in the first quarter of 2008.

Net income for the first quarter of 2009 was $6.2 million compared to net income of $2.6 million in the first quarter of 2008, a 136% increase.

On a fully diluted basis, earnings per share in the first quarter of 2009 were $0.24 and represent a 157% increase from diluted earnings per share of $0.09 in the first quarter of 2008.

Cash flow from operations in the first quarter of 2009 was $13.9 million, compared with $9.3 million in the first quarter of 2008, a 51% increase.  Cash and cash equivalents totaled $36.3 million as of March 31, 2009, compared to $48.4 million as of December 31, 2008, a 25% decrease.

The Company repurchased 690,000 shares in the first quarter of 2009 at an average price of $21.13 per share.

The Company repaid $10.0 million on its line of credit in the first quarter of 2009, leaving a $15.0 million balance at the end of the first quarter.

Total deferred revenues as of March 31, 2009 were $147.4 million, compared to $153.2 million as of December 31, 2008, a decrease of 4%.

New annual term license contract value was $3.3 million for the first quarter of 2009.

NON-GAAP RESULTS

Non-GAAP earnings per share were a record $0.38 in the first quarter of 2009 and represent a 100% increase from non-GAAP diluted earnings per share of $0.19 in the first quarter of 2008.

Non-GAAP income from operations for the first quarter of 2009 was $15.3 million.  This represents a 95% increase compared to non-GAAP income from operations of $7.9 million for the first quarter of 2008.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FIRST QUARTER HIGHLIGHTS

•                  Launch of Tamale RMS® 4.0:  Advent launched the next generation of Tamale RMS®, its industry-leading research management solution.  Version 4.0 introduces an open, flexible framework that allows firms to customize the application to meet their specific research process workflow requirements.

•                  Launch of Advent Partner® World Investor: Advent introduced a new version of Advent Partner®, featuring the new World Investor module.  Advent Partner® World Investor is an all-in-one solution for both onshore and offshore investor accounting, with enhanced investor management and servicing capabilities.  It marks the third significant upgrade to the Advent Partner® product line in four years.

•                  Continued Expansion of Trading Integration Options: Advent partnered with an alternative trading system in the first quarter, marking its fourth alternative trading system integration over the last 12 months.  These collaborative relationships offer expanded trading integration options for Advent’s more than 850 Moxy® clients, and further extend Advent’s best-of-breed trading footprint for the asset management industry.

•                  Ongoing Commitment to Delivering World-Class Service and Support: Advent’s Client Support and Professional Services organizations achieved certification under the prestigious Service Capability & Performance (SCP) Standards.  It is the fourth straight year that Client Support achieved certification under the program, and the first year for Professional Services.  The certifications are based on stringent performance standards that represent best practices in the industry.  Advent is the only financial services software firm to receive this certification.

FINANCIAL GUIDANCE

Advent announces the following Q2 2009 and FY 2009 guidance.

	Q209	FY09
Total Revenue ($M)	$68-$70	$280-$290
GAAP Operating Margin	n/a	7%-8%
Non-GAAP Operating Margin	n/a	15%-16%
Operating Cash Flow ($M)	n/a	$77-$82
Capital Expenditures ($M)	n/a	$12-$14

INVESTOR CALL

Advent Software, Inc. will host its Q1 2009 quarterly earnings conference call at 5:00 p.m. ET today.  The Q1 2009 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 888-812-3873 and request conference ID #95443226.  A replay will be available through midnight, May 5, 2009, by calling 800-642-1687 and referencing conference ID #95443226.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support and services organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, our growth and demand for our products, market acceptance of our products, anticipated benefits of our acquisition of Tamale Software, our competitive position, uncertain market conditions and their impact on our business, and the momentum of the business, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Tamale Software, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2008 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo, Advent Software, Moxy, Partner and Tamale RMS are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	March 31	December 31
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$36,339	$48,351
Accounts receivable, net	49,304	51,670
Deferred taxes, current	13,119	13,121
Prepaid expenses and other	17,396	20,153

Total current assets	116,158	133,295
Property and equipment, net	39,916	41,240
Goodwill	147,744	149,609
Other intangibles, net	27,149	29,110
Deferred taxes, long-term	54,785	54,786
Other assets	11,850	11,554

Total assets	$397,602	$419,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,351	$5,625
Accrued liabilities	24,706	27,924
Deferred revenues	139,726	146,714
Income taxes payable	3,892	978

Total current liabilities	174,675	181,241
Deferred income taxes	243	286
Long-term debt	15,000	25,000
Deferred revenues, long-term	7,698	6,449
Other long-term liabilities	10,449	10,795

Total liabilities	208,065	223,771

Stockholders’ equity:
Common stock	252	257
Additional paid-in capital	360,680	365,351
Accumulated deficit	(176,238)	(176,484)
Accumulated other comprehensive income	4,843	6,699

Total stockholders’ equity	189,537	195,823

Total liabilities and stockholders’ equity	$397,602	$419,594

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended March 31
	2009	2008

Net revenues:
Term license, maintenance and other recurring	$60,897	$49,139
Perpetual license fees	3,902	5,625
Professional services and other	7,987	6,709

Total net revenues	72,786	61,473

Cost of revenues (1):
Term license, maintenance and other recurring	12,136	10,934
Perpetual license fees	175	317
Professional services and other	8,681	7,726
Amortization of developed technology	1,517	722

Total cost of revenues	22,509	19,699

Gross margin	50,277	41,774

Operating expenses (1):
Sales and marketing	17,077	15,390
Product development	13,595	12,890
General and administrative	9,263	9,227
Amortization of other intangibles	444	487
Restructuring charges	45	56

Total operating expenses	40,424	38,050

Income from operations	9,853	3,724
Interest and other income (expense), net	(377)	227

Income before income taxes	9,476	3,951
Provision for income taxes	3,247	1,316

Net income	$6,229	$2,635

Net income per share:
Basic	$0.25	$0.10
Diluted	$0.24	$0.09

Weighted average shares used to compute net income per share:
Basic	25,249	26,570
Diluted	25,844	28,080

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$369	$290
Cost of professional services and other revenues	305	237
Total cost of revenues	674	527

Sales and marketing	1,205	1,038
Product development	1,114	871
General and administrative	1,070	955
Total operating expenses	3,389	2,864

Total stock-based employee compensation expense	$4,063	$3,391

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Three Months Ended March 31
	2009	2008
Cash flows from operating activities:
Net income	$6,229	$2,635
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	4,063	3,391
Depreciation and amortization	4,355	3,262
Loss on dispositions of fixed assets	27	1
Provision for doubtful accounts	187	249
Provision for (reduction of) sales returns	809	(104)
Deferred income taxes	(40)	(75)
Other	128	7
Effect of statement of operations adjustments	9,529	6,731
Changes in operating assets and liabilities:
Accounts receivable	2,176	2,933
Prepaid and other assets	2,427	(1,382)
Accounts payable	715	290
Accrued liabilities	(3,493)	(5,691)
Deferred revenues	(6,548)	2,626
Income taxes payable	2,914	1,122
Effect of changes in operating assets and liabilities	(1,809)	(102)

Net cash provided by operating activities	13,949	9,264

Cash flows from investing activities:
Purchases of property and equipment	(1,085)	(2,496)
Capitalized software development costs	(43)	(205)
Change in restricted cash	—	(248)

Net cash used in investing activities	(1,128)	(2,949)

Cash flows from financing activities:
Proceeds from exercises of stock options	1,339	2,213
Withholding taxes related to equity award net share settlement	(1,473)	(426)
Repurchase of common stock	(14,578)	—
Repayment of long term borrowing	(10,000)	—

Net cash provided by (used in) financing activities	(24,712)	1,787

Effect of exchange rate changes on cash and cash equivalents	(121)	317

Net change in cash and cash equivalents	(12,012)	8,419
Cash and cash equivalents at beginning of period	48,351	49,589

Cash and cash equivalents at end of period	$36,339	$58,008

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Three Months Ended March 31, 2009
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$50,277	69%	$9,853	14%	$6,229

Amortization of acquired developed technology	888		888		888
Amortization of other acquired intangibles	—		444		444
Stock-based compensation - cost of revenues	674		674		674
Stock-based compensation - operating expenses	—		3,389		3,389
Restructuring charges	—		45		45
Income tax adjustment for non-GAAP (1)	—		—		(1,974)

Non-GAAP	$51,839	71%	$15,293	21%	$9,695

Diluted net income per share
GAAP					$0.24
Non-GAAP					$0.38

Shares used to compute diluted net income per share					25,844

	Three Months Ended March 31, 2008
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$41,774	68%	$3,724	6%	$2,635

Amortization of acquired developed technology	199		199		199
Amortization of other acquired intangibles	—		487		487
Stock-based compensation - cost of revenues	527		527		527
Stock-based compensation - operating expenses	—		2,864		2,864
Restructuring charges	—		56		56
Income tax adjustment for non-GAAP (1)	—		—		(1,513)

Non-GAAP	$42,500	69%	$7,857	13%	$5,255

Diluted net income per share
GAAP					$0.09
Non-GAAP					$0.19

Shares used to compute diluted net income per share					28,080

(1)               The estimated non-GAAP effective tax rate was 35% for the three months ended March 31, 2009 and 2008, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected GAAP Operating Income %

to Projected Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Twelve Months Ended
	December 31, 2009
	Operating Income%

Projected GAAP	7%	to	8%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment			2%
Projected stock based compensation adjustment			6%

Projected non-GAAP	15%	to	16%